UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

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PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

1260 16th Avenue West

Seattle, Washington 98119

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 10, 2005, PhotoWorks’ Board of Directors elected Joseph Waechter a Director to fill a vacancy on the Board of Directors. Mr. Waechter was appointed as a Class III director and his term will expire at the next annual meeting of shareholders. Mr. Waechter will not receive any cash compensation or option grants in for his service on the Board. Mr. Waechter is the President of Sunra Capital Holdings, Ltd. (“Sunra”), a major stockholder of PhotoWorks, and was designated by Sunra for nomination pursuant to Section 2.3 of the Company’s Amended and Restated Investor Rights Agreement dated February 16, 2005 (as amended). Sunra was a party to the transactions previously disclosed by PhotoWorks on Forms 8-K filed on February 23, 2005 and August 2, 2005 and Form 10-Q filed on August 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Philippe Sanchez
Philippe Sanchez
President